UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2017

Date of Report (Date of earliest event reported)

CONCEPT HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55512	87-0363526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Desta Drive, Suite 5100 Midland, TX	79705
(Address of principal executive offices)	(Zip Code)

(432)242-4965

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On July 5, 2017, a change in control of Concept Holding Corp. (the "Company") occurred by virtue of the Company's largest shareholder, WS Oil & Gas Limited, selling 3,263,000 shares of the Company's common stock to a group of Asian investors located in Kuala Lumpur, Malaysia and Singapore. Such shares represent 85.8% of the Company's total issued and outstanding shares of common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the change of control described in Item 5.01 above, effective as of July 5, 2017, the Company accepted the resignations of E. Will Gray as the sole officer of the Company and as a member of the Company’s Board of Directors. The resignation of Mr. E. Will Gray was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, the following individuals were named as officers and directors of the Company:

•

Mr. Dato Yap Ting Hau - Chairman of the Board

•

Mrs. Datin Cha Heng Si - President

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On July 21, 2017, the Board of Directors of Concept Holding Corp. (the "Company") elected to file a Certificate of Amendment with the Secretary of State of the State of Nevada (“Nevada SOS”) to (a) increase the number of authorized shares of Common and Preferred Stock from 90 million shares of Common Stock and 10 million shares of Preferred Stock to 10 billion shares of Common Stock and 10 million shares of Preferred Stock; (b) increase the issued and outstanding shares of common stock at a ratio of 200:1; and (c) change the Company’s ticker symbol to “MOZO”. These actions were approved by the Company’s Board of Directors and were then approved via written consent of shareholders holding cumulatively 60% of the Company’s voting shares.

On July 21, 2017, Concept Holding Corp., a Nevada corporation (the “Company”) elected to file Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, M101 Corp., a Nevada corporation, pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company is the surviving entity and changed its name to “M101 Corp”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPT HOLDING CORP.

Date: July 21, 2017	/s/ Datin Chan Heng Si
Name: Datin Chan Heng Si, President